As filed with the Securities and Exchange Commission on December 7, 2010
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Jacksonville Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	59-3472981
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

JACKSONVILLE BANCORP, INC.
100 NORTH LAURA STREET
SUITE 1000
JACKSONVILLE, FLORIDA 32202
(904) 421-3040
 (Address and Telephone Number of Principal Executive Offices Including Zip Code)

2008 AMENDMENT AND RESTATEMENT OF THE
JACKSONVILLE BANCORP, INC. 2006 STOCK INCENTIVE PLAN
(Full Title of the Plan)

PRICE W. SCHWENCK
CHIEF EXECUTIVE OFFICER
JACKSONVILLE BANCORP, INC.
100 NORTH LAURA STREET
SUITE 1000
JACKSONVILLE, FLORIDA 32202
(904) 421-3040
 (Name, address and telephone number of agent for service)

COPY TO:

HALCYON E. SKINNER
MCGUIREWOODS LLP
50 NORTH LAURA STREET
SUITE 3300
JACKSONVILLE, FLORIDA 32202
 (904) 798-2626

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.01 par value per share	110,000	$7.76	$853,600	$60.86

(1)	Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2)
Calculated pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee.  The price is based on the average of the high and low sales prices of the registrant’s common stock on December 6, 2010 as reported on the NASDAQ Stock Market.

EXPLANATORY NOTE
REGISTRATION OF ADDITONAL SECURITIES

This Registration Statement on Form S-8 of Jacksonville Bancorp, Inc. (the “Company”) is being filed to register 110,000 additional shares of Company common stock for issuance under the 2008 Amendment and Restatement of the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan, as amended, pursuant to General Instruction E to Form S-8.

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-153286) previously filed on September 2, 2008 are incorporated by reference, except to the extent supplemented, amended or superseded by the information set forth herein.  Only those items of Form S-8 containing new information not contained in the earlier registration statement are presented herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this Registration Statement the following documents which have been filed with the Securities and Exchange Commission (the “SEC”):

a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 19, 2010, File No. 000-30248.

b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 14, 2010, File No. 000-30248.

c)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed with the SEC on August 13, 2010, File No. 000-30248.

d)	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed with the SEC on November 8, 2010, File No. 000-30248.

e)	The Company’s Current Report on Form 8-K, filed with the SEC on May 10, 2010, File No. 000-30248 (Items 5.02, 8.01 and 9.01).

f)	The Company’s Current Report on Form 8-K, filed with the SEC on May 14, 2010, File No. 000-30248 (Items 1.01, 3.02, 8.01 and 9.01).

g)	The Company’s Current Report on Form 8-K, filed with the SEC on September 20, 2010, File No. 000-30248 (Items 1.01, 8.01 and 9.01).

h)	The Company’s Current Report on Form 8-K, filed with the SEC on November 1, 2010, File No. 000-30248 (Items 8.01 and 9.01).

i)	The Company’s Current Report on Form 8-K, filed with the SEC on November 17, 2010, File No. 000-30248 (Items 2.01, 3.02, 5.01, 5.02, 5.03, 5.07, 8.01 and 9.01).

j)	The Company’s Current Report on Form 8-K, filed with the SEC on November 24, 2010, File No. 000-30248 (Item 5.02).

k)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC on February 19, 1999, File No. 000-30248.

All documents subsequently filed with the SEC by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents (except for information furnished under Items 2.02 and 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein).

Item 8.  Exhibits.
Exhibit No.	Description	Incorporated by Reference to Filings Indicated
4.1	2008 Amendment and Restatement of the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan	Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 29, 2010, File No. 000-30248

4.2	First Amendment to the 2008 Amendment and Restatement of the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan	Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 29, 2010, File No. 000-30248

5.1	Opinion of McGuireWoods LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (filed as part of Exhibit 5)	Exhibit 5 to this Registration Statement on Form S-8

Item 9. Undertakings.

(a)         The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Duval, State of Florida, on this 7th day of December, 2010.

JACKSONVILLE BANCORP, INC.

By:	/s/ Price W. Schwenck
Price W. Schwenck
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Price W. Schwenck	Chief Executive Officer	December 7, 2010
Price W. Schwenck	(principal executive officer)
Director

/s/ Valerie A. Kendall	Chief Financial Officer and Executive	December 7, 2010
Valerie A. Kendall	Vice President (chief accounting and
financial officer)

/s/ Donald F. Glisson, Jr.	Director	December 7, 2010
Donald F. Glisson, Jr.

/s/ James M. Healey	Director	December 7, 2010
James M. Healey

/s/ R. C. Mills	Director	December 7, 2010
R. C. Mills

/s/ Gilbert J. Pomar, III	President	December 7, 2010
Gilbert J. Pomar, III	Director

/s/ Donald E. Roller	Chairman of the Board of Directors	December 7, 2010
Donald E. Roller

/s/ John W. Rose	Director	December 7, 2010
John W. Rose

/s/ Charles F. Spencer	Director	December 7, 2010
Charles F. Spencer

/s/ John Sullivan	Director	December 7, 2010
John Sullivan

/s/ Gary L. Winfield, MD	Director	December 7, 2010
Gary L. Winfield, MD

EXHIBIT INDEX

Exhibit No.	Description	Incorporated by Reference to Filings Indicated
4.1	2008 Amendment and Restatement of the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan	Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 29, 2010, File No. 000-30248

4.2	First Amendment to the 2008 Amendment and Restatement of the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan	Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 29, 2010, File No. 000-30248

5.1	Opinion of McGuireWoods LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (filed as part of Exhibit 5)	Exhibit 5 to this Registration Statement on Form S-8